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                                                                     Exhibit 4.2


                                                                October 22, 1997
Ladies and Gentlemen:

N2K Inc., a Delaware corporation (the "Company"), proposes to issue and sell to American Online, Inc., a Delaware corporation ("AOL"), upon the terms set forth in a Common Stock Subscription Agreement of even date herewith (the "Purchase Agreement"), 169,779 shares of the Company's common stock, $.001 par value per share (the "Purchase Shares"). Simultaneously with the issuance and sale of the Purchase Shares, the Company will issue to AOL a Warrant Certificate of even date herewith for the future purchase of up to 184,736 additional shares of the Company's common stock (the "Warrant Shares"). As an inducement to AOL to purchase the Purchase Shares, the Company agrees with AOL as follows:

                  1. Definitions As used in this Agreement, the following terms shall have the following respective meanings:


                  (i) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  (ii)"Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                  (iii) "Restricted Shares" shall mean the Purchase Shares, the Warrant Shares and any shares of capital stock received in respect thereof, evidenced by certificates bearing a restrictive legend substantially in the form set forth in Section VII.1 of the Purchase Agreement.

                  (iv)"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (v) "Transfer" shall include any disposition of any shares of Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  2. Registration Rights

                  (a) Incidental Registration. If the Company proposes for any reason to register, including pursuant to Section 2(b) or 2(c) hereof, any of its securities under the Securities Act (other than pursuant to a registration statement on Forms S-8 or S-4 or similar or successor forms), it shall each such time promptly give written notice to AOL



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of its intention to do so, and, upon the written request, given within 30 days after receipt of any such notice of AOL to register any Restricted Shares (which request shall specify the Restricted Shares intended to be sold or disposed of by AOL), the Company shall use its best efforts to cause all such Restricted Shares to be included in such registration under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the Company's intended methods thereof, as aforesaid) by AOL of the Restricted Shares so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities by the Company, if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than AOL (the "Other Shares") would interfere with the successful marketing of such securities by the Company, then
(i) the number of Restricted Shares and Other Shares shall be reduced, pro rata among the holders of Other Shares and AOL (based upon the number of shares of Common Stock requested by the holders thereof to be registered in such underwritten public offering), and (ii) in each case those shares of Common Stock which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

                  (b) Registrations on Form S-2 or S-3. At such time as the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form or forms promulgated by the Commission), AOL shall have the right to request an unlimited number of registrations on Form S-2 or S-3 (which request or requests shall be in writing, shall specify the Restricted Shares intended to be sold or disposed of by AOL, shall state the intended method of disposition of such Restricted Shares by AOL and shall relate to Restricted Shares having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000), and the Company shall be obligated to effect such registration or registrations on Form S-2 or Form S-3 (as the case may be); provided, however, that the Company shall in no event be obligated to cause the effectiveness of more than one such registration statement in any calendar year. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2(b) unless requested to do so by the holders of Restricted Shares who hold at least 51% of the stock as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or to acquire another company) to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2(b).

                  (c) Demand Registration. At any time prior to the time that the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form or forms promulgated by the Commission) AOL shall have the one-time right to request the Company to file a registration statement on any form which the Company is then entitled to use. Such request shall be in writing, shall specify the shares of Common Stock intended to be sold or disposed of by AOL, shall state the intended method of disposition by AOL and shall relate to Common Stock having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least


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$500,000, and the Company shall be obligated to effect such registration as promptly as practical, subject in any event to all applicable securities laws; provided, however, that the Company shall not be required to file such registration statement prior to the expiration of 180 days from the effective date of the Company's registration statement covering its initial public offering.

                  (d) Designation of Underwriter.

                  (i) In the case of any registration effected pursuant to Sections 2(b), 2(c) or 3, AOL shall have the right to designate the managing underwriter (if any) in any such underwritten offering, provided that it is reasonably acceptable to the Company.

                  (ii)In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

                  (e) Preparation and Filing. (A) If and whenever the Company is under an obligation pursuant to the provisions of this Section 2 to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

                  (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (ii)prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

                  (iii) furnish to AOL such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as AOL may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                  (iv)use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as AOL shall reasonably request (provided, however, the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable AOL to consummate the public sale or other disposition in such jurisdictions of such securities;

                  (v) notify AOL, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this
Section 2(e), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in


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light of the circumstances then existing and at the request of AOL, prepare and furnish to AOL a reasonable number of copies of a Supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (vi)furnish, upon request, to AOL a signed counterpart, addressed to AOL, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration ) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

                  (vii) shall register or qualify or cooperate with AOL and its counsel in connection with the registration or qualification of the Restricted Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as AOL reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdiction of the Restricted Shares covered in the registration statement; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (viii) make reasonably available for inspection by AOL, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by AOL or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by AOL or any such underwriter, attorney, accountant or agent in connection with the registration statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

                  (B) The Company shall maintain the effectiveness of any registration statement filed pursuant to Section 2(b) or 2(c) until such time that all Restricted Shares included therein are sold or no longer constitute Restricted Shares as defined in Section 1(a)(iii).

                  3. Resale Shelf Registration. The rights granted to AOL under this Section 3 are independent of and in addition to any rights granted to AOL under Sections 2(a), 2(b) and 2(c).

                  (a) The Company shall, at its cost, file, promptly after the Closing, with the Commission and thereafter shall use its best efforts to cause to be declared effective


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at the earliest practicable date, but not later than the earlier to occur of (i)
180 days after the Closing (as that term is defined in the Purchase Agreement) or (ii) such date (the "Lock-Up Release Date") that the underwriters of the Company's initial public offering (the "IPO") agree to release the shareholders of the Company from the lock-up arrangements entered into in connection with the IPO (but in the latter case not prior to 60 days after the Closing), a registration statement (the "Resale Shelf Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale of all of the Purchase Shares by AOL at any time and from time to time in accordance with the methods of distribution set forth in the Resale Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Resale Shelf Registration") during the Shelf Registration Period (as defined herein).

                  (b) The Company shall use its best efforts to keep the Resale Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by AOL, for a period of two years (or for such longer period if extended pursuant to Section 5(i) below) from the Closing Date or such shorter period that will terminate when all of the Purchase Shares (i) have been sold by AOL thereunder or (ii) are immediately saleable without limitation as to volume under Rule 144 of the Securities Act, or any successor rule thereof (in any such case, such period being called the "Shelf Registration Period"). Solely by way of example and not in limitation of what constitutes "best efforts," the Company shall be deemed not to have used its best efforts to keep the Resale Shelf Registration Statement effective during the required period if it voluntarily takes any action that would result in AOL not being able to offer and sell the Purchase Shares during that period, unless such action is required by applicable law.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Resale Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Resale Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Although the Company has existing agreements that provide certain of its holders registration rights with respect to their holdings of the Company's common stock, the Company agrees with AOL that it (i) will use its best efforts (including but not limited to a request for a waiver of participation in the Resale Shelf Registration Statement, advice regarding the availability and use of Rule 144 for any proposed offers and sales and the offer of a separate registration statement for their shares) to cause any of its shareholders other than AOL which hold registration rights not to seek to join in the Resale Shelf Registration Statement and (ii) in any event and in all circumstances, will cause all of the Purchase Shares to be registered in the Resale Shelf Registration Statement.


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                  (e) The parties hereto acknowledge that AOL has certain rights under the Purchase Agreement to cause the Company to repurchase the Purchase Shares and nothing in this Agreement shall be in any way deemed to impair, qualify or prejudice any such rights of AOL.

                  4. Status of Purchase Shares. The parties hereby acknowledge and agree that the Purchase Shares are intended to have rights and benefits equivalent to those AOL would have if such shares were purchased by AOL in the initial public offering and were immediately freely tradable by AOL without restrictions under the Securities Act. The provisions of this Agreement will be interpreted in such a manner as to respect the aforementioned intention of the parties to this Agreement. In connection therewith, the Company agrees that it shall make such additions and modifications to this Agreement as shall in the reasonable judgment of AOL be necessary to effectuate the foregoing.

                  5. Registration Procedures. In connection with the Resale Shelf Registration contemplated by Section 3 hereof, the provisions of Section 2(e) shall apply. In addition, the following provisions shall apply:

                  (a) The Company shall furnish to AOL, prior to the filing thereof with the Commission, a copy of the Resale Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as AOL or its counsel reasonably may propose.

                  (b) The Company shall give prompt written notice to AOL (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Resale Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Resale Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments or supplements to the Resale Shelf Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Purchase Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the Company to make changes in the Resale Shelf Registration Statement or the prospectus in order that the Resale Shelf Registration Statement or the prospectus do not contain an untrue statement


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         of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

                  (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Resale Shelf Registration Statement

                  (d) The Company shall furnish to AOL, without charge, at least three copies of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if AOL so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (e) The Company shall, during the Resale Shelf Registration Period, deliver to AOL, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Resale Shelf Registration Statement and any amendment or supplement thereto as AOL may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by AOL in connection with the offering and sale of the Purchase Shares covered by the prospectus, or any amendment or supplement thereto, included in the Resale Shelf Registration Statement.

                  (f) Prior to any public offering of the Purchase Shares, pursuant to any Resale Shelf Registration Statement, the Company shall register or qualify or cooperate with AOL and its counsel in connection with the registration or qualification of the Purchase Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as AOL reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Purchase Shares covered by such Resale Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (g) Prior to any public offering of the Purchase Shares, pursuant to any Resale Shelf Registration Statement, the Company will use its best efforts to list the Purchase Shares on the Nasdaq National Market (or wherever the Common Stock of the Company is then listed) and to maintain such listing.

                  (h) The Company shall cooperate with AOL to facilitate the timely preparation and delivery of certificates representing the Purchase Shares to be sold pursuant to any Resale Shelf Registration Statement free of any restrictive legends and in such denominations as AOL may request a reasonable period of time prior to sales of the Purchase Shares pursuant to such Resale Shelf Registration Statement.

                  (i) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 5(b) above during the period for which the Company is required to maintain an effective Resale Shelf Registration Statement, the Company shall promptly


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prepare and file a post-effective amendment to the Resale Shelf Registration
Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to AOL, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies AOL in accordance with paragraphs (ii) through (v) of Section 5(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then AOL shall suspend use of such prospectus, and the period of effectiveness of the Resale Shelf Registration Statement provided for in Section 3(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when AOL shall have received such amended or supplemented prospectus pursuant to this Section 5(i).

                  (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Resale Shelf Registration and will make generally available to AOL (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Resale Shelf Registration Statement, which statement shall cover such 12-month period.

                  (k) The Company may require AOL to furnish to the Company such information regarding AOL and the distribution of the Purchase Shares as the Company may from time to time reasonably require for inclusion in the Resale Shelf Registration Statement.

                  (l) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as AOL shall reasonably request in order to facilitate the disposition of the Purchase Shares pursuant to any Resale Shelf Registration.

                  (m) The Company shall (i) make reasonably available for inspection by AOL, any underwriter participating in any disposition pursuant to the Resale Shelf Registration Statement and any attorney, accountant or other agent retained by AOL or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by AOL or any such underwriter, attorney, accountant or agent in connection with the Resale Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act.

                  (n) The Company, if requested by AOL, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Purchase Shares in customary form addressed to AOL and the managing underwriters, if any, regarding the due incorporation and good standing of the Company and its subsidiaries, the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization,


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execution and delivery of the relevant agreement of the type referred to in
Section 5(l) hereof; the due authorization, execution, and the validity, enforceability and full paid and non-assessability, of the applicable Purchase Shares; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Resale Shelf Registration Statement, the offering and sale of the applicable Purchase Shares, or any agreement of the type referred to in Section 5(l) hereof; the compliance as to form of such Resale Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Resale Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Resale Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Purchase Shares and (iii) its independent public accountants, if any, with respect to any other entity for which financial information is provided in the Resale Shelf Registration Statement to provide to AOL and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (o) The Company shall use its best efforts to take all other steps necessary in the reasonable judgment of AOL to effect the registration of the Purchase Shares covered by the Resale Shelf Registration Statement contemplated hereby.

                  6. Registration Expenses. All expenses incurred by the Company in complying with its obligations under Sections 2 and 3 hereof shall be paid by the Company, including, without limitation, all registration and filing fees, printing expenses, blue sky filing fees, fees and disbursements of counsel for the Company, as well as the fees and disbursements of counsel designated for AOL, and expenses of any required audits; provided, however, that all underwriting discounts and selling commissions and other similar fees and costs applicable to the Restricted Shares covered by registrations effected hereunder shall be borne by AOL, in proportion to the number of Restricted Shares sold by AOL.

                  7. Indemnification. (i) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Agreement or registration or qualification of any Restricted Shares under state securities or blue sky laws, the Company shall indemnify and hold harmless AOL, its directors, officers and underwriters or any other person acting on behalf of AOL and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including but not limited to, any losses, claims, damages, liabilities or actions relating to


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the purchase and sale of Restricted Shares) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company (incident to the registration or qualification of any Restricted Shares under state securities or blue sky laws, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and shall reimburse as incurred AOL, its directors, officers and underwriters, or any other person acting on behalf of AOL and any person controlling AOL for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares under state securities or blue sky laws, in reliance upon and in conformity with written information pertaining to AOL furnished to the Company by AOL or AOL's agent or representative specifically for use in the preparation thereof, provided further, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to AOL, its directors, officers and control persons.

                  (ii) AOL shall have agreed to indemnify and hold harmless (in the same manner and to the same extent a set forth in the preceding paragraph or, if different, in the manner and to the extent as is in accordance with standard industry practice at the time of the proposed sale) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information pertaining to AOL furnished to the Company by AOL or AOL's agent or representative specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the amount of AOL's indemnification obligation shall be limited to the net proceeds received by AOL from the sale of AOL's Restricted Shares pursuant to the registration statement.

                  (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of


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this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

                  (iv) The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                  (v)In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or AOL on grounds of public policy or otherwise, the Company and AOL shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and AOL or an underwriter (and any person who controls any of the foregoing persons, and any person acting on behalf of any of the foregoing persons in connection with such registration), including, without limitation, any officer, director, broker, employee, agent, attorney and accountant, and in the case of a partnership, each of its partners) is subject, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Company and AOL or such underwriter (and any person who controls any of the foregoing persons, and any person acting on behalf of any of the foregoing in connection with such registration, including, without limitation, any officer, director, broker, employee, agent, attorney or accountant, and in the case of a partnership, each of its partners), as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as all other relevant equitable considerations; provided, however, that no person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation; provided, further, that in the case of AOL, the maximum amount of such contribution shall be limited to an amount equal to the net proceeds actually received by AOL from the sale of Restricted Shares effected pursuant to such registration. Any party entitled to


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
contribution under this paragraph shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such other party or parties from whom contribution my be sought, but the omission to so notify such other party or parties shall not relieve the party or parties from whom contribution may be sought from any other contribution obligation it or they may have under this paragraph or otherwise.

                  (vi) The agreement contained in this Section 7 shall survive the sale of the Restricted Shares pursuant to Sections 2 and 3 hereof and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.


                  8. Rule 144. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of AOL, make publicly available other information so long as necessary to permit sales of the Restricted Shares pursuant to Rule 144. The Company covenants that it will take such further action as AOL may reasonably request, all to the extent required from time to time to enable AOL to sell the Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will provide a copy of this Agreement to prospective purchasers of the Shares identified to the Company by AOL upon request. Upon the request of AOL, the Company shall deliver to AOL a written statement as to whether it has complied with such requirements. The Company shall furnish to AOL upon request its most recent annual or quarterly report of the Company and other reports or documents so filed by the Company.

                  9. Underwritten Registrations. If any of the Restricted Shares are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by AOL, provided that it or they are reasonably acceptable to the Company. If the Shares are sold in an underwritten offering, AOL agrees to (i) sell the Shares on the basis reasonably provided in any underwriting arrangements approved by AOL, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) provide such information to the Company as is necessary to include AOL as a selling stockholder.

                  10.      Granting of Registration Rights.

                  (a) The Company shall not grant any rights to any person(s) to register any shares of capital stock or other securities of the Company if such rights would be superior to the rights of AOL granted pursuant to this Agreement, unless AOL is given the same or comparable rights.

                  (b) The Company shall not grant any rights to any person(s) to register any shares of capital stock or other securities of the Company if such rights would conflict with or impair AOL's rights under this Agreement.

                  11.      Miscellaneous.

                  (a) Registration Review. AOL shall have the right to review any references to AOL that appear in any registration statements filed with the Securities and Exchange Commission by the Company, provided, that AOL shall not unreasonably object to such references and, provided further, that this review right shall not impede the Company in meeting its disclosure obligations under applicable securities laws, as reasonably interpreted by its counsel.

                  (b) Amendments and Waivers. The provisions of this Agreement may not be amended. modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except with the written consent of the Company and AOL.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1)   if to AOL:

                                   America Online, Inc.
                                   22000 AOL Way
                                   Dulles, Virginia 20166
                                   Fax No.:  (212) 265-1202
                                   Attention:  David Colburn and General Counsel



                        with a copy to:

                                    Orrick, Herrington & Sutcliffe LLP
                                    666 Fifth Avenue
                                    New York, NY  10103
                                    Fax No.:  (212) 506-5151
                                    Attention: Martin H. Levenglick

                  (2)   if to the Company, at its address as follows:

                                    N2K Inc.
                                    55 Broad Street
                                    New York, NY 10004
                                    Fax No.:  (212) 742-1778
                                    Attention: Jonathan V. Diamond
                        with a copy to:

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Fax No.:  (212) 259-6333
                                    Attention: Frank E. Morgan II

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of AOL and the Company and their respective successors and assigns. The registration rights of AOL under Sections 2(a), 2(b) and 2(c) hereof (and, except as provided in the next sentence, all other rights and benefits under this Agreement) may be transferred to a transferee that acquires at least 20% of the Purchase Shares originally issued to AOL. The registration rights of AOL under Sections 2(a), 2(b), 2(c) and 3 hereof (and all other rights and benefits under this Agreement) may be transferred to a transferee that is a current or future affiliate of AOL or to another party reasonably acceptable to the Company without restriction as to minimum transfer amount. The Company shall be given written notice by the holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the registration rights are being assigned pursuant to this Section 11(d). The registration rights of AOL under this Agreement shall not be otherwise transferable without the consent of the Company.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures may be provided by facsimile, provided that actual execution copies are sent by an overnight delivery service on the same date as the facsimile transmission.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between us in accordance with its terms.


                                       Very truly yours,

                                       N2K INC.


                                       By  /s/ Jonathan V. Diamond
                                           --------------------------------
                                           Name: Jonathan V. Diamond
                                           Title: Vice Chairman

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.



AMERICA ONLINE, INC.


By  /s/ David M. Colburn
   ------------------------------------
     Name: David M. Colburn
     Title: Senior Vice President


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